CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and to the incorporation by reference of our report dated February 9, 1996 of AMT Capital Fund, Inc. in the Registration Statement (Form N-1A No. 333-09341) of the Harding, Loevner Funds, Inc., which is incorporated by reference in this Registration Statement (Form N-14, No. 332-13239) of the Harding, Loevner Funds, Inc.


                                                    /s/ Ernst & Young LLP
                                                        ERNST & YOUNG LLP

New York, New York
November 5, 1996